                                                                    Exhibit 4(b)

                                                        Draft of August 20, 1997


                     =======================================

                                MERCK & CO., INC.

                                       TO

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION
                                   as Trustee

                              --------------------

                          First Supplemental Indenture

                            Dated as of ______, 1997

                                       to

                                    Indenture

                            Dated as of April 1, 1991

                             -----------------------

                     =======================================

            FIRST SUPPLEMENTAL INDENTURE dated as of ______, 1997 (the "First Supplemental Indenture") between MERCK & CO., INC., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal office at One Merck Drive, Whitehouse Station, New Jersey 08889 and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee").


                                 R E C I T A L S

            The Company has heretofore executed and delivered to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Predecessor Trustee") an Indenture, dated as of April 1, 1991 (herein called the "Indenture") between the Company and the Predecessor Trustee. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.

            The Trustee is the successor to the Predecessor Trustee under the Indenture.

            Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding.

            Section 901(9) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

            The Company has delivered to the Trustee an Opinion of Counsel pursuant to Sections 102 and 903 of the Indenture stating that the execution of this First Supplemental Indenture is authorized or permitted by the Indenture.

            All things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

            NOW, THEREFORE, for and in consideration of the premises and the covenants contained in this First Supplemental Indenture, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities of any series created on or after the date hereof as follows:

            SECTION 1. Section 301 of the Indenture is hereby amended by deleting Section 301(9) and inserting in its place the following:

                  "(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;"

            SECTION 2. Section 302 of the Indenture is hereby amended by deleting the last sentence and inserting the following in its place:

                  "In the absence of any such provisions with respect to the
            Securities of any series created on or after the date of the First Supplemental Indenture, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof."

            SECTION 3. The provisions and benefit of this First Supplemental Indenture shall not be effective with respect to Securities of any series created prior to the date hereof.

            SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            SECTION 5. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 6 . Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

            SECTION 7. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

            SECTION 8. This First Supplemental Indenture may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            SECTION 9. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    MERCK & CO., INC.



                                    By_____________________________
                                      Name:
                                      Title:

Attest:

_________________________


                                    FIRST TRUST OF NEW YORK,
                                    NATIONAL ASSOCIATION,
                                    as Trustee



                                    By_____________________________
                                      Name:
                                      Title:

Attest:

_________________________

STATE OF NEW JERSEY                 )
                                    )  ss.:
COUNTY OF _______________           )

                  On the ____ day of ______, 1997 before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he or she is the _______________________ of Merck & Co, Inc., one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.



                                    -------------------------







STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )

            On the ____ day of ____ __, 1997 before me personally came _____________________________, to me known, who, being by me duly sworn, did depose and say that he or she is _________________________ of First Trust of New York, National Association, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.



                              -------------------------